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                                                                  Exhibit 23.2

                        CONSENT OF McGLADREY & PULLEN LLP

We hereby consent to the incorporation by reference into this Registration Statement of NTELOS Inc. (formerly CFW Communications Company) on Form S-4 (No. ) of our reports dated: February 22, 2001, related to the consolidated financial statements of NTELOS Inc. and subsidiaries, and February 22, 2001, related to the financial statements of West Virginia PCS Alliance, L.C., included in or incorporated by reference into the Annual Report on Form 10-K as of December 31, 2000; February 13, 2001, related to the consolidated financial statements of R&B Communications, Inc. and subsidiaries and included in the Current Report on Form 8-K as of April 25, 2001; and February 17, 2000, related to the financial statements of Virginia PCS Alliance, L.C., February 17, 2000, related to the financial statements of West Virginia PCS Alliance, L.C., February 17, 2000, related to the consolidated financial statements of NTELOS Inc., and April 26, 2000, except for Note 9, as to which the date is June 16, 2000, related to the consolidated financial statements of R&B Communications, Inc. and subsidiaries, included in the NTELOS Inc. prospectus filed pursuant to Rule 424(b)(3) on November 9, 2000. We also consent to the reference to our firm under the captions "Experts" and "Selected Historical Consolidated Financial and Operating Data of NTELOS Inc." in the joint proxy statement/prospectus.

                                      /s/  McGladrey & Pullen, LLP

Richmond, Virginia
September 17, 2001